As filed with the Securities and Exchange Commission on August 25, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HOME DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3261426
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2455 Paces Ferry Road N.W.

Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

THE HOME DEPOT, INC. 2005 OMNIBUS STOCK INCENTIVE PLAN

(Full title of the plan)

JACK A. VANWOERKOM

EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

THE HOME DEPOT, INC.

2455 PACES FERRY ROAD N.W.

ATLANTA, GEORGIA 30339

(Name and address of agent for service)

(770) 433-8211

(Telephone number, including area code, of agent for service)

With a copy to:

L. BRILEY BRISENDINE, JR.

JONATHAN M. GOTTSEGEN

The Home Depot, Inc.

2455 Paces Ferry Road N.W.

Atlanta, Georgia 30339

(770) 433-8211

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.05 par value per share	155,000,000	$26.87	$4,164,850,000	$163,679

(1)

Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the plan to which this Registration Statement relates.

(2)

In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of $26.87 the average of the high and low prices as reported by the New York Stock Exchange on August 22, 2008.

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by The Home Depot, Inc., a Delaware corporation (the “Registrant”), to register 155,000,000 shares of common stock, par value $0.05 per share, which shares are in addition to those previously registered on Form S-8 (File No. 333-125331) filed with the Securities and Exchange Commission on May 27, 2005 (the “Original Registration Statement”) for issuance pursuant to The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan. The Registrant incorporates herein by reference the contents of such previously filed Original Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the documents listed in (1) through (3) below. In addition, all documents subsequently filed by the Registrant with the Commission (other than, in each case, documents deemed to have been furnished and not filed in accordance with Commission rules) pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (prior to filing of a Post-Effective Amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

(1)	The Registrant’s Annual Report on Form 10-K for the year ended February 3, 2008, as filed with the Commission pursuant to Section 13 of the Exchange Act;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 4, 2008, as filed with the Commission pursuant to Section 13 of the Exchange Act;

(3)	The Registrant’s Current Reports on Form 8-K filed on May 28, 2008 and August 22, 2008; and

(4)	The section entitled “Description of Common Stock” in Registrant’s Report on Form 8-A, filed with the Commission pursuant to the Exchange Act.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the common stock covered hereby has been passed upon for the Registrant by Jonathan M. Gottsegen, Senior Counsel - Corporate and Securities Practice Group. Mr. Gottsegen beneficially owns or has rights to acquire an aggregate of less than 0.01% of the Company’s common stock and is eligible to receive awards under the plan.

Item 6.	Indemnification of Directors and Officers.

Incorporated by reference to the Original Registration Statement.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on this 21st day of August, 2008.

THE HOME DEPOT, INC

By:	/s/ Francis S. Blake
Francis S. Blake
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading “Signature” constitutes and appoints Francis S. Blake and Jack A. VanWoerkom as his or her true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francis S. Blake	Chairman and Chief Executive Officer	August 21, 2008
Francis S. Blake	(Principal Executive Officer)

/s/ Carol B. Tomé	Executive Vice President and Chief	August 21, 2008
Carol B. Tomé	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ F. Duane Ackerman	Director	August 21, 2008
F. Duane Ackerman

/s/ David H. Batchelder	Director	August 21, 2008
David H. Batchelder

/s/ Ari Bousbib	Director	August 21, 2008
Ari Bousbib

/s/ Gregory D. Brenneman	Director	August 21, 2008
Gregory D. Brenneman

/s/ Albert P. Carey	Director	August 21, 2008
Albert P. Carey

/s/ Armando Codina	Director	August 21, 2008
Armando Codina

/s/ Brian C. Cornell	Director	August 21, 2008
Brian C. Cornell

/s/ Bonnie G. Hill	Director	August 21, 2008
Bonnie G. Hill

/s/ Karen L. Katen	Director	August 21, 2008
Karen L. Katen

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Jonathan M. Gottsegen, Esq.

10.1	The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.8 as filed on Form 8-K on May 27, 2005).

23.1	Consent of KPMG LLP

23.2	Consent of Jonathan M. Gottsegen, Esq. (included in Exhibit 5)

24	Powers of Attorney (included on Signature Page)